Exhibit 4.4
EXECUTION COPY
AMENDMENT NO. 1 TO 5-YEAR CREDIT AGREEMENT
Dated as of April 6, 2018
to
5-YEAR CREDIT AGREEMENT
Dated as of April 7, 2016
THIS AMENDMENT NO. 1 TO 5-YEAR CREDIT AGREEMENT (“Amendment”) is made as of April 6, 2018 (the “Effective Date”) by and among Harley-Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “U.S. Borrowers”), Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada (“Canadian Borrower”, and together with the U.S. Borrowers, collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), under that certain 5-Year Credit Agreement dated as of April 7, 2016 by and among the Borrowers, Harley-Davidson Financial Services International, Inc., a Delaware corporation, and Harley-Davidson Credit Corp., a Nevada corporation, as Guarantors, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement; and
WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.
1.Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is amended to add the following new definitions therein in the appropriate alphabetical order:
“Amendment No. 1 Effective Date” means April 6, 2018.

US-DOCS\99931540.10

“Combination” has the meaning assigned to such term in Section 2.4(a)(ii).
“Combined Lender” has the meaning assigned to such term in Section 2.4(a)(ii).
“Consolidated Shareholders’ Equity” is defined in Section 6.3(A).
“Credit Party” means any Lender or the Global Administrative Agent, individually, and “Credit Parties” means each of the Lenders and the Global Administrative Agent, collectively.
“Exemption Certificate” is defined in Section 3.5(iv) hereof.
“Replacement Lender” has the meaning assigned to such term in Section 2.4(a)(ii).
“Retired Commitments” has the meaning assigned to such term in Section 2.4(a)(ii).
“Surviving Commitment” has the meaning assigned to such term in Section 2.4(a)(ii).
“Surviving Lender” has the meaning assigned to such term in Section 2.4(a)(ii).
(b)    The definition of “Agreement Accounting Principles” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Agreement Accounting Principles” means, subject to Section 9.8, generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used by Harley in its preparation of its audited financial statements for the year ended December 31, 2017 (except for changes to such application as are concurred on by Harley’s independent public accountants); provided that, if Harley notifies the Global Administrative Agent that Harley wishes to amend Section 6.3 to eliminate the effect of any change in Agreement Accounting Principles (or in the application thereof) on the operation of such covenant (or if the Global Administrative Agent notifies Harley that the Required Lenders wish to amend Section 6.3 for such purpose), then Harley’s compliance with such section shall be determined on the basis of Agreement Accounting Principles as in effect without giving effect to the relevant change in Agreement Accounting Principles (or in the application thereof), until either such notice is withdrawn or such Section is amended in a manner satisfactory to Harley and the Required Lenders.
(c)    The definition of “Alternate Base Rate” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Alternate Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; (b) the sum of one-half of one percent (0.50%) and the NYFRB Rate in effect on such day; and (c) the Eurocurrency Rate for a one month Interest Period in Dollars on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Eurocurrency Rate for any day shall be based on LIBOR (or if LIBOR is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurocurrency Rate shall be effective on the effective date of such change. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.3 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.
(d)    The definition of “Capitalized Lease Obligations” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “Closing Date” and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(e)    The definition of “Consolidated Tangible Net Worth” appearing in Section 1.1 of the Credit Agreement is deleted in its entirety.
(f)    The definition of “Disqualified Institutions” appearing in Section 1.1 of the Credit Agreement is amended to (i) insert the phrase “any of their Subsidiaries or” immediately after the phrase “a competitor of any of the Companies or” appearing therein, and (ii) delete each reference to the phrase “Closing Date” and replace each such reference with the phrase “Amendment No. 1 Effective Date”.
(g)    The definition of “Domestic Subsidiary” appearing in Section 1.1 of the Credit Agreement is deleted in its entirety.
(h)    The definition of “Excluded Taxes” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “U.S. federal” appearing in clause (b) therein.
(i)    The definition of “FATCA” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment No. 1 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
(j)    The definition of “Federal Funds Effective Rate” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(k)    The definition of “Interest Period” appearing in Section 1.1 of the Credit Agreement is amended to insert the phrase “, except in the case of a one (1) week Interest Period,” immediately before the phrase “for Eurocurrency Rate Loans, if said next succeeding Business Day falls in a new calendar month” appearing therein.
(l)    The definition of “Interpolated Rate” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Global Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
(m)    The definition of “LIBOR Reference Page” appearing in Section 1.1 of the Credit Agreement is amended to (i) insert the phrase “that displays such rate” immediately after the phrase “pages LIBOR01 or LIBOR02 of the Reuters screen” appearing therein and (ii) insert the phrase “or screen” immediately after the phrase “either of such Reuters pages” appearing therein.
(n)    The definition of “Material Adverse Change” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(o)    The definition of “Material Adverse Effect” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(p)    The definition of “NYFRB Rate” appearing in Section 1.1 of the Credit Agreement is amended to insert the proviso “; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement” immediately before the period at the end of such definition.
(q)    The definition of “Overnight Bank Funding Rate” appearing in Section 1.1 of the Credit Agreement is amended to delete the parenthetical “(from and after such date as the NYFRB shall commence to publish such composite rate)” appearing therein.
(r)    The definition of “Payment Date” appearing in Section 1.1 of the Credit Agreement is amended to insert the phrase “and the Termination Date” immediately before the period at the end of such definition.
(s)    The definition of “Prime Rate” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release

H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
(t)    The definition of “Regulation D” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Regulation D” means Regulation D of the Board as from time to time in effect and any successor thereto or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
(u)    The definition of “Sanctioned Country” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “this Agreement” appearing therein and replace such phrase with the phrase “the Amendment No. 1 Effective Date”.
(v)    The definition of “Sanctioned Person” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
(w)     The definition of “Sanctions” appearing in Section 1.1 of the Credit Agreement is amended to insert the phrase “any EU member state,” immediately after the phrase “the European Union,” appearing therein.
(x)    The definition of “SPE” appearing in Section 1.1 of the Credit Agreement is deleted in its entirety.
(y)    The definition of “Support Agreement” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Support Agreement” means the Support Agreement dated as of September 26, 1996 between Harley and HDFS evidencing Harley’s agreement to support certain debts of HDFS and its Subsidiaries, together with and as supplemented by the letter agreement dated as of April 7, 2016, the letter agreement dated as of May 1, 2017 and the letter agreement dated as of April 6, 2018, in each case to the Global Administrative Agent from Harley and HDFS pursuant to which certain modifications to the above‑referenced Support Agreement were agreed to for the benefit of the Global Administrative Agent and the Lenders.
(z)    Section 2.4(a) of the Credit Agreement is amended and restated in its entirety as follows:
“(a) Reduction of Commitments.

(i)     Harley may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, upon at least five (5) Business Days’ prior written notice to the Global Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal Dollar Amount of the outstanding Advances (including Syndicated Canadian Advances) and the Swing Line Loans. In addition, the Canadian Borrower or any U.S. Borrower may, upon three (3) Business Days’ prior written notice to the Global Administrative Agent, terminate entirely at any time or reduce from time to time, by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000 (or as otherwise set forth in the Syndicated Canadian Addendum), the unused portions of the Syndicated Canadian Commitments as specified by the Canadian Borrower or such U.S. Borrower in such notice to the Global Administrative Agent; provided, however, that at no time shall the Syndicated Canadian Commitments be reduced to a figure less than the total of the outstanding principal amount of all Syndicated Canadian Loans and Canadian Swing Line Loans owing by the Canadian Borrower and the U.S. Borrowers. All accrued and unpaid commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder. The Global Administrative Agent shall promptly distribute to the relevant Lenders any notices received by it under this Section 2.4(a)(i). Any such notice delivered by Harley pursuant to this Section 2.4(a)(i) may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by Harley (by notice to the Global Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(ii)     Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), Harley may notify the Global Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Global Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as Harley may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) Harley shall notify the Global Administrative Agent whether they wish such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then Harley shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Global Administrative Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Global Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Global Administrative Agent deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.4(a)(ii), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by Harley had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).”
(aa)    Section 2.4(b) of the Credit Agreement is amended to (i) insert the parenthetical “(and have different fees)” immediately after the phrase “the Incremental Term Loans may be priced differently” appearing therein, (ii) delete the phrase “Lenders” appearing immediately after the phrase “If any fee shall be charged by the” therein and replace such phrase with the phrase “Increasing Lenders or Augmenting Lenders, as appropriate”, and (iii) delete the word “the” appearing therein immediately after the phrase “the amount of the fee to be charged by” and replace such word with the word “such”.
(bb)    The definition of “S&P Rating” appearing in Section 2.6(b)(i) of the Credit Agreement is amended to delete the phrase “Standard and Poor’s Ratings Group, a subsidiary of The McGraw Hill Companies, Inc.” appearing therein and replace such phrase with the phrase “S&P Global Ratings, a division of S&P Global Inc.”.
(cc)    Section 2.21(D) of the Credit Agreement is amended to delete the phrase “Assignment and Assumption” appearing therein and replace such phrase with the phrase “assignment and assumption”.
(dd)    Section 3.1 of the Credit Agreement is amended to delete each instance of the phrase “Closing Date” appearing therein and replace each such instance with the phrase “Amendment No. 1 Effective Date”.
(ee)    Section 3.2 of the Credit Agreement is amended to delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(ff)    Section 3.3(a) of the Credit Agreement is amended to insert the following sentence at the end of such section:
“It is hereby understood and agreed that, notwithstanding anything to the foregoing set forth in this Section 3.3(a), if at any time the conditions set forth in Section 3.3(c)(i) or (ii) are in effect, the provisions of this Section 3.3(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 3.3(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.”
(gg)    Section 3.3(b) of the Credit Agreement is amended to insert the parenthetical “(including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis)” immediately after the phrase “EURIBOR or LIBOR, as applicable”.

(hh)    Section 3.3 of the Credit Agreement is amended to insert a new Section 3.3(c) in appropriate order as follows:
“(c) Notwithstanding the foregoing, if at any time the Global Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that (i) the circumstances set forth in Section 3.3(b)(ii) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.3(b)(ii) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Global Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Global Administrative Agent and Harley shall endeavor to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 8.3, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Global Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.3(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.3(c), only to the extent the LIBOR Screen Rate for the Interest Period is not available or published at such time on a current basis), (A) the availability of Fixed Rate Advances or such Swing Line Loans of the affected Type or in the affected currency shall be suspended (except as set forth in clause (C) below), (B) in the case of any occurrence set forth in clause (i) above, the Global Administrative Agent shall require any affected Fixed Rate Advances or Swing Line Loans  to be repaid or, in the case of Eurocurrency Rate Loans in Dollars, at the option of the applicable U.S. Borrower, converted to Base Rate Advances or, in the case of any Loans to the Canadian Borrower, at the option of the Canadian Borrower, converted to Canadian Prime Rate Advances and (C) if any Borrowing Notice requests a Eurocurrency Rate Advance in a currency other than Dollars, then LIBOR for such Eurocurrency Rate Advance shall be the Alternative Rate.”
(ii)    Section 3.5(i) of the Credit Agreement is amended to insert the phrase “, or other evidence of such payment that is reasonably satisfactory to the Global Administrative Agent” immediately before the period at the end of such section.
(jj)    Section 3.5(ii) of the Credit Agreement is amended to delete the phrase “but excluding any such taxes, charges or levies in respect of any assignment, sale or transfer or participation (but excluding any participations and transfers pursuant to Section 2.2(E)) by any Lender or the Global Administrative Agent” appearing therein and replace such phrase with the phrase “(but excluding any such taxes, charges or levies in respect of any assignment, sale or transfer or participation (but excluding any participations and transfers pursuant to Section 2.2(E)) by any Lender or the Global Administrative Agent)”.

(kk)    Section 3.5(iv) of the Credit Agreement is amended to (i) delete the phrase “each of Harley and the Global Administrative Agent” appearing therein and replace such phrase with the phrase “each of Harley, the Guarantors and the Global Administrative Agent”, and (ii) insert the word “immediately” immediately after the phrase “delivering any such form or amendment with respect to it and such Lender” appearing therein.
(ll)    Section 3.5(v) of the Credit Agreement is amended to insert the phrase “additional amounts or” immediately before the phrase “indemnification under this Section 3.5” appearing therein.
(mm)    Section 3.5(vi) of the Credit Agreement is amended to (i) delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”, (ii) delete all instances of the phrase “Harley or the Global Administrative Agent” and replace such phrases with the phrase “Harley, the Guarantors or the Global Administrative Agent”, (iii) delete the phrase “Harley and the Global Administrative Agent” appearing therein immediately before the phrase “to comply with their obligations under FATCA” and replace such phrase with the phrase “Harley, the Guarantors and the Global Administrative Agent”, and (iv) delete the word “has” appearing immediately before the phrase “complied with such Lender’s obligations under FATCA” therein and replace such word with the phrase “has or has not”.
(nn)    Section 3.8 of the Credit Agreement is amended and restated in its entirety as follows:
“3.8    Replacement of Affected Lenders. (a) If any Lender (or any Participant holding interests in any Loan owing to such Lender or in any Commitment of such Lender or in any other interest of such Lender under the Loan Documents) requests compensation under Section 3.1, 3.2 or 3.7, or (b) if any Borrower is required to pay any additional amount pursuant to Section 3.5, or (c) if any Lender becomes a Defaulting Lender or (d) if any Lender (1) shall at any time have (or have a parent that has) a long-term credit rating of lower than BBB from S&P, lower than Baa2 from Moody’s or lower than the equivalent rating from any other nationally recognized statistical rating organization, or shall at any time not have a long-term credit rating from S&P, Moody’s or any other nationally recognized statistical rating organization (in each case under this clause (d)(1) regardless of whether any such circumstances existed at the time such Lender became a Lender), (2) is an Ineligible Institution, (3) enters into, or purports to enter into, an assignment or a participation with an Ineligible Institution in violation of this Agreement, (4) does not consent to the addition of a currency to the list of Agreed Currencies if the Required Lenders have so consented or (5) has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), then Harley may, at its sole expense and effort, upon notice to such Lender and the Global Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.3), all its interests, rights and obligations under this Agreement (other than any outstanding Bid Rate Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of an assignment to an assignee which is not a Lender, Harley shall have received the prior written consent of the Global Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Bid Rate Loans) and participations in the relevant Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Harley (in the case of all other amounts) and (iii) in the case of any such assignment arising under clause (d)(1) above, the assignee shall have a credit rating greater than or equal to BBB from S&P and/or greater than or equal to Baa2 from Moody’s. Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an assignment and assumption executed by Harley, the Global Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System as to which the Global Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.”
(oo)    Section 4.1 of the Credit Agreement is amended to delete the date “December 31, 2015” appearing therein and replace such date with the date “December 31, 2017”.
(pp)    Section 5.1.5 of the Credit Agreement is amended delete the date “December 31, 2015” appearing therein and replace such date with the date “December 31, 2017”.
(qq)    Section 5.1.6 of the Credit Agreement is amended delete the date “December 31, 2015” appearing therein and replace such date with the date “December 31, 2017”.
(rr)    Section 5.1.8 of the Credit Agreement is amended and restated in its entirety as follows:
“5.1.8 Regulations T, U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X issued by the Board), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock that entails a violation of any of the Regulations of the Board.”
(ss)    Each of Sections 5.1.10 and 5.1.11 of the Credit Agreement is deleted in its entirety and Section 5.1.12 of the Credit Agreement is renumbered as Section 5.1.10 and amended and restated in its entirety as follows:

“5.1.10 Anti-Corruption Laws and Sanctions. The Companies have implemented and maintain in effect policies and procedures designed to promote and achieve compliance by the Companies, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Companies, their Subsidiaries and their respective directors and officers and, to the knowledge of each Company, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects (it being understood that no Unmatured Default or Default shall be deemed to exist in respect of the representation and warranty in this sentence if it becomes inaccurate due to an assignment to, or participation to, a Lender or Participant, as the case may be, that is a Sanctioned Person). None of (a) any Company, any Subsidiary or to the knowledge of such Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of each Company, any agent of such Company or any of its Subsidiaries that, in the case of any such director, officer, employee or agent (with respect to this clause (b)), will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Advance, use of proceeds of any Loan or Advance or other Transactions by the Companies and their Subsidiaries will violate Anti-Corruption Laws or applicable Sanctions.
(tt)    Section 6.1.5 of the Credit Agreement is amended and restated in its entirety as follows:
“6.1.5 [Reserved].”
(uu)    Section 6.1.9(f) of the Credit Agreement is amended to insert the following parenthetical immediately before the period at the end of such section:
“(it being understood and agreed that neither Harley nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books or account or other matter (i) in respect of which disclosure to the Global Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on Harley or its Subsidiaries; (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (iii) constitutes non-financial trade secrets or non-financial proprietary information)”
(vv)    Section 6.1.10 of the Credit Agreement is amended to delete the phrase “in violation of Sanctions” appearing therein and replace such phrase with the phrase “except to the extent permissible for a Person required to comply with Sanctions”.
(ww)    Section 6.2.2(c) of the Credit Agreement is amended to delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(xx)    Section 6.2.2(e) of the Credit Agreement is amended to delete the phrase “at any time outstanding” appearing therein.
(yy)    Section 6.2.3 of the Credit Agreement is amended to delete the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”.

(zz)    Section 6.2.6 of the Credit Agreement is amended to delete each instance of the phrase “of Governors of the Federal Reserve System” appearing therein.
([[)    The definition of “Consolidated Equity” appearing in Section 6.3(A) of the Credit Agreement is amended to delete the phrase “Consolidated Tangible Net Worth” appearing therein and replace such phrase with the phrase “consolidated shareholders’ equity”.
(aaa)    The definition of “Consolidated Finco Debt” appearing in Section 6.3(A) of the Credit Agreement is amended and restated in its entirety as follows:
“Consolidated Finco Debt” means, at any time, all Indebtedness for borrowed money of HDFS and its Consolidated Subsidiaries as reflected in the most recent Consolidated balance sheet of HDFS in accordance with Agreement Accounting Principles; provided, there shall be excluded from such amounts (i) Subordinated Indebtedness, (ii) Subordinated Intercompany Indebtedness and (iii) Indebtedness for borrowed money in respect of Permitted Finance Receivables Securitizations to the extent such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles; provided that the aggregate outstanding credit enhancements in the form of cash or letter(s) of credit provided by HDFS or any of its Subsidiaries (other than any structured bankruptcy-remote Subsidiary of HDFS) in excess of 10% of the aggregate outstanding Indebtedness for borrowed money and owner trust certificates (however classified) incurred in connection with such Permitted Finance Receivables Securitizations shall not be excluded from Consolidated Finco Debt pursuant to this clause (iii).
(bbb)    The definition of “Consolidated Tangible Net Worth” appearing in Section 6.3(A) of the Credit Agreement is deleted in its entirety.
(ccc)    Section 7.1(c) of the Credit Agreement is amended to delete the phrase “6.1.5, 6.1.9” appearing therein and replace such phrase with the phrase “6.1.9(c), 6.1.9(e)”.
(ddd)    Section 7.1(d) of the Credit Agreement is amended to delete the phrase “enable or permit the holder or holders of any such Indebtedness to” appearing therein.
(eee)    Section 7.1(k) of the Credit Agreement is amended to insert the phrase “Without the consent of the Required Lenders and the Global Administrative Agent,” at the beginning of such section.
(fff)    Section 8.2(vi) of the Credit Agreement is amended and restated in its entirety as follows:
“(vi) for so long as and until any such Defaulting Lender’s cure of all matters that caused such Lender to be a Defaulting Lender, such Defaulting Lender shall not be entitled to any fees, and no fees shall accrue, with respect to its Commitment or Syndicated Canadian Commitment (as applicable);”

(ggg)    Section 8.3 of the Credit Agreement is amended to insert the phrase “and as provided in Section 3.3(b),” immediately after the phrase “with respect to an Incremental Term Loan Amendment,” appearing therein.
(hhh)    Clause (i) of Section 8.3 of the Credit Agreement is amended to insert the phrase “; provided, that, notwithstanding anything to contrary in this Section 8.3 or elsewhere in this Agreement, any amendment or modification to Section 2.3(B) hereof shall only require the consent of the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders)” immediately after the phrase “expiration of any Commitment of such Lender” appearing therein.
(iii)    Clause (ii) of Section 8.3 of the Credit Agreement is amended to insert the phrase “and except that no amendment entered into pursuant to the terms of Section 3.3(b) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)); provided, that, notwithstanding anything to contrary in this Section 8.3 or elsewhere in this Agreement, any amendment or modification to Section 2.3(B) hereof shall only require the consent of the Required Lenders (or the Global Administrative Agent with the consent in writing of the Required Lenders)” immediately after the phrase “pursuant to Section 2.11 hereof” appearing therein.
(jjj)    Clause (vi) of Section 8.3 of the Credit Agreement is amended and restated in its entirety as follows:
“(vi) [reserved];”
(kkk)    Section 9.6(D) of the Credit Agreement is amended to insert the following sentence at the end of such section:
“Any demand for payment pursuant to this Section 9.6 shall be accompanied by a statement setting forth such amounts due in reasonable detail.”
(lll)    Section 9.8 of the Credit Agreement is amended to (i) insert the phrase “except for the purpose of preparing financial statements in accordance with Agreement Accounting Principles,” immediately after the phrase “to the contrary,” appearing therein, (ii) delete each instance of the phrase “Closing Date” appearing therein and replace such phrase with the phrase “Amendment No. 1 Effective Date”, (iii) insert the parenthetical “(x)” immediately before the phrase “the determination of whether a lease constitutes a capital or finance lease” appearing therein, and (iv) insert the phrase “and (y) Accounting Standards Update 2016-13 Financial Instruments- Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall not be given effect” immediately before the period at the end of such section.
(mmm)    Section 9.10 of the Credit Agreement is amended and restated in its entirety as follows:
“9.10 Nonliability of Lenders. The relationship among the Companies and the Credit Parties shall be solely that of borrower or guarantor and lender. No Credit Party shall have any fiduciary responsibilities to any of the Companies. No Credit Party undertakes any responsibility to any of the Companies to review or inform any of the Companies of any matter in connection with any phase of any of the Companies’ business or operations. Each Company further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Company, its Subsidiaries and other companies with which such Company or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Company acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Company or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Company by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Company in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Company also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Company or any of its Subsidiaries, confidential information obtained from other companies.”
(nnn)    Article IX is amended to insert new Sections 9.17 and 9.18 in appropriate order as follows:
“9.17    Certain Calculations. No Unmatured Default or Default shall arise as a result of any limitation or threshold set forth in Dollars in Sections 6.2 and 6.3 and Article VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of Harley immediately preceding the fiscal quarter of Harley in which such transaction requiring a determination occurs.
9.18     Interest Rates. The Global Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any comparable or successor rate thereto, or replacement rate therefor (other than, for the avoidance of doubt, with respect to its obligation to apply the definition of such rate in accordance with its terms).”
(ooo)    Section 11.1 of the Credit Agreement is amended to insert the following sentence at the end of such section:

“Each Lender agrees promptly to notify the Borrowers and the Global Administrative Agent after any such set-off and application made by such Lender; provided further that any failure to give such notice shall not affect the validity of such offset and application under this Section 11.1.”
(ppp)    Article XII of the Credit Agreement is amended to (i) delete the phrase “United States Bankruptcy Code” and replace such phrase with the phrase “Bankruptcy Code”, (ii) insert the phrase “pursuant to this Agreement” immediately after the phrase “the Global Administrative Agent and the Lenders” in the penultimate paragraph thereof, and (iii) delete the phrase “Closing Date” and replace such phrase with the phrase “Amendment No. 1 Effective Date”.
(qqq)    Section 13.2(D) of the Credit Agreement is amended to delete the phrase “Section 5f.103-1(c) of the United States Treasury Regulations” appearing therein and replace such phrase with the phrase “Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version)”.
(rrr)    Section 13.3(A) of the Credit Agreement is amended to (i) delete each instance of the phrase “withheld or delayed” appearing therein and replace each such instance with the phrase “withheld, conditioned or delayed” and (ii) delete the phrase “or (B) the Purchaser which is a Lender” appearing therein and replace such phrase with the phrase “or (B) the Purchaser is a Lender”.
(sss)    Section 14.1(a) of the Credit Agreement is amended to insert the parenthetical “(provided that any notification of the DQ List to the Global Administrative Agent shall be made via email to the following address: JPMDQ_Contact@jpmorgan.com)” immediately after the phrase “notice to the other parties” appearing therein.
(ttt)    Schedule 6.2.2(c) to the Credit Agreement is changed and restated as new Schedule 6.2.2(c) thereto as set forth and attached as Annex I hereto.
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, the Lenders whose consent is required under Section 8.3 of the Credit Agreement and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) such other instruments, documents and legal opinions as are reasonably requested by the Administrative Agent and (iii) payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable fees and expenses of one U.S. counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents to the extent invoices have been provided to the Borrowers reasonably in advance of the Effective Date.
3.    Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
HARLEY-DAVIDSON, INC.,
as a Borrower

By: /s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President and Treasurer

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,
as a Borrower

By: /s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President, Chief Financial Officer and Treasurer

HARLEY-DAVIDSON FINANCIAL SERVICES CANADA, INC.,
as a Borrower

By: /s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A.,
as Global Administrative Agent and individually as a Lender

By: /s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

CITIBANK, N.A.,
as a Lender

By: /s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Jerrod Clements
Name: Jerrod Clements
Title: Assistant Vice President

By:
Name: John P. Rehob
Title: Principal Officer

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name: Jerrod Clements
Title: Assistant Vice President

By: /s/ John P. Rehob
Name: John P. Rehob
Title: Principal Officer

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

TORONTO DOMINION (NEW YORK) LLC,
as a Lender and as a Documentation Agent

By: /s/ Annie Dorval
Name: ANNIE DORVAL
Title: AUTHORIZED SIGNATORY

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ Daniel Koller
Name: Daniel Koller
Title: Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

MUFG BANK, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as a Lender

By: /s/ Eric Hill
Name: Eric Hill
Title: Authorized Signatory

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

BMO HARRIS BANK N.A.,
as a Lender

By: /s/ Ronald J. Carey
Name: Ronald J. Carey
Title: Senior Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

MIZUHO BANK, LTD.,
as a Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Matt J. Perrizo
Name: Matt J. Perrizo
Title: Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

BARCLAYS BANK PLC,
as a Lender

By: /s/ Chris Walton
Name: Chris Walton
Title: Director

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Andrew Klvana
Name: Andrew Klvana
Title: Assistant Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

LLOYDS BANK PLC,
as a Lender

By: /s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President
Transaction Execution
Category A
P003

By: /s/ Cheryl Wilson
Name: Cheryl Wilson
Title: Head of Operations, North America
Category A
W007

Signature Page to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the 5-Year Credit Agreement dated as of April 7, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “U.S. Borrowers”), Harley-Davidson Financial Services Canada, Inc., a corporation organized and existing under the laws of Canada (the “Canadian Borrower”, and together with the U.S. Borrowers, collectively, the “Borrowers”), Harley-Davidson Financial Services International, Inc., a Delaware corporation, and Harley-Davidson Credit Corp., a Nevada corporation, as Guarantors, the Lenders and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of April 6, 2018 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Support Agreement (in the case of Harley), the Guarantee (in the case of the Guarantors) and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated April 6, 2018
[Signature Page Follows]

US-DOCS\99931540.10

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON CREDIT CORP. By: /s/ J. Darrell Thomas Name: J. Darrell Thomas Title: Vice President, Chief Financial Officer and Treasurer
HARLEY-DAVIDSON FINANCIAL SERVICES INTERNATIONAL, INC. By: /s/ J. Darrell Thomas Name: J. Darrell Thomas Title: Vice President, Chief Financial Officer and Treasurer

Signature Page to Consent and Reaffirmation to Amendment No. 1
5-Year Credit Agreement dated as of April 7, 2016
Harley-Davidson, Inc. et al

ANNEX I

Schedule 6.2.2(c)
Liens
Attached

SCHEDULE 6.2.2(c)

LIENS

Liens from time to time securing the following industrial revenue bonds and related agreements, instruments, and documents: $2,273,000 Missouri Development Finance Board BUILD Missouri Revenue Bonds Series 2002 (Harley-Davidson Project), including extensions, renewals, and replacements thereof.

Harley-Davidson, Inc.

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Wisconsin	Die-Tech and Engineering, Inc.	160006069223	05/05/16	Certain equipment	N/A
Wisconsin	Grand Die Engravers, Inc.	160008046422	06/15/16	Certain equipment	N/A
Wisconsin	Die-Tech and Engineering, Inc.	160014237926	10/31/16	Certain equipment	N/A
Wisconsin	Die-Tech and Engineering, Inc.	170000136313	01/04/17	Certain equipment	N/A
Wisconsin	Die-Tech and Engineering, Inc.	170015023112	11/03/17	Certain equipment	N/A
Wisconsin	Die-Tech and Engineering, Inc.	170017439731	12/29/17	Certain equipment	N/A

Harley-Davidson Credit Corp.

1

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2011-1; Harley-Davidson Customer Funding Corp.	2011021582-2	08/12/11
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights to certain lockboxes, (vi) all rights under certain dealer agreements, (vii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (viii) all proceeds and products of the foregoing.
N/A

2

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2011-2; Harley-Davidson Customer Funding Corp.	2011029894-1	11/09/11
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iii) all security interests in each such Motorcycle, (iv) all documents contained in the related Contract Files, (v) all rights under certain dealer agreements, (vi) all rights to certain lockboxes, (vii) all rights of Debtor under the Transfer and Sale Agreement, (viii) certain amounts paid into the Trust Accounts from time to time, (ix) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (x) all proceeds and products of the foregoing.
N/A

3

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2012-1; Harley-Davidson Customer Funding Corp.	2012020276-4	07/25/12
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Secured Party to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

4

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2013-1; Harley-Davidson Customer Funding Corp.; and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee	2013010510-2	04/24/13
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

5

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2014-1; Harley-Davidson Customer Funding Corp.; and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee	2014009535-3	04/16/14
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

6

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2015-1; Harley-Davidson Customer Funding Corp.; and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee	2015002666-5	01/28/15
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

7

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Trust 2015-2; Harley-Davidson Customer Funding Corp.; and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee	2015013857-3	05/27/15
(i) All right, title and interest of Debtor in and to the Contracts listed on the List of Contracts in effect on the closing date (including without limitation all security interests and all rights to receive certain payments), (ii) all rights of Debtor to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

8

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	TD Securities Inc., as Administrative Agent; Harley-Davidson Warehouse Funding Corp.	2015034785-5	12/16/15
All Debtor’s right, title and interest in and to the retail installment sale contracts, promissory notes and security agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that certain Amended and Restated 2015 Receivables Sale Agreement dated as of December 14, 2016.
Amendment # 2016034831-6 filed 12/14/16 amending collateral.

9

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	Harley-Davidson Motorcycle Grantor Trust 2016-A; Harley-Davidson Customer Funding Corp	2016016884-5	06/15/16
All Debtor’s right, title and interest in and to the Contracts in effect on the closing date (including without limitation all security interests created thereunder), (ii) all rights of Debtor to payments which are collected, including liquidation proceeds, (iii) all rights of Debtor under any theft, physical damage, credit life, disability or other individual insurance policy, any debt insurance policy or any debt cancellation agreement relating to any such Contract, an Obligor or a Motorcycle securing such Contract, (iv) all security interests in each such Motorcycle, (v) all documents contained in the related Contract Files, (vi) all rights to certain lockboxes, (vii) all rights under certain dealer agreements, (viii) all of Debtor’s rights to certain rebates and other amounts relating to insurance policies, debt cancellation agreements, extended service contracts and repair agreements, and (ix) all proceeds and products of the foregoing.
N/A

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JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS
Nevada	TD Securities Inc., as Administrative Agent; Harley-Davidson Warehouse Funding Corp.	2016034830-4	12/14/16
All Debtor’s right, title and interest in and to the retail installment sale contracts, promissory notes and security agreements and related assets and interests in property purportedly conveyed to Harley-Davidson Warehouse Funding Corp pursuant to that certain 2016 Receivables Sale Agreement dated as of December 14, 2016.
N/A

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